Execution Copy

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of June 29, 2007 (the “Closing Date”), by and among the selling stockholders identified in Schedule I hereto (the “Selling Stockholders”), PSS WORLD MEDICAL, INC. (“PSS”), a Florida corporation (the “Buyer”) and athenahealth, Inc. a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Selling Stockholders desire to sell to the Buyer and the Buyer desires to purchase from the Selling Stockholders, in the aggregate, 493,157 shares (the “Series C Shares”) of the Series C Convertible Preferred Stock, par value $0.01 per share of the Company (the “Series C Preferred Stock”);

WHEREAS, the Selling Stockholders desire to sell to the Buyer and the Buyer desires to purchase from the Selling Stockholders, in the aggregate, 862,164 shares (the “Series D Shares”) of the Series D Convertible Preferred Stock, par value $0.01 per share of the Company (the “Series D Preferred Stock”); and

WHEREAS, the Selling Stockholders desire to sell to the Buyer and the Buyer desires to purchase from the Selling Stockholders, in the aggregate, 115,268 shares (the “Series E Shares” and collectively with the Series C Shares and Series D Shares the “Preferred Shares”) of the Series E Convertible Preferred Stock, par value $0.01 per share of the Company (the “Series E Preferred Stock” and collectively with the Series C Preferred Stock and Series D Preferred Stock the “Preferred Stock”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - PURCHASE AND SALE

1.01               Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Selling Stockholders severally and not jointly shall sell to the Buyer, and the Buyer shall purchase from each Selling Stockholder that number of Series C Shares, Series D Shares and Series E Shares set forth opposite its name on Schedule I attached hereto for the purchase price set forth opposite its name on such schedule under the column heading “Aggregate Purchase Price to Selling Stockholder.” The price per share for each Preferred Share is $ 15.30 (the “Per Share Purchase Price”).

1.02               Closing. On the Closing Date and at the closing of the transactions contemplated hereby (the “Closing”) the following actions shall take place:

(a)               Each Selling Stockholder shall deliver or cause to be delivered to Buyer and the Company, as applicable (i) a certificate or certificates for the Preferred Shares duly endorsed or accompanied by irrevocable stock transfer powers substantially in the form attached hereto as Exhibit A and (ii) such other instruments of transfer and documents as Buyer or the Company may reasonably request.

(b)              The Buyer shall deliver or cause to be delivered to the Selling Stockholders or the Company, as applicable (i) the amount set forth opposite such Selling Stockholder’s name under the heading “Aggregate Purchase Price to Selling Stockholder” as set forth on Schedule I attached hereto, by wire transfer of immediately available funds in accordance with the wire instructions set forth on Schedule I, (ii) an instrument of accession to that certain Second Amended and Restated Voting Agreement dated as of April 16, 2004 by and between the Company and the parties thereto, as amended, (the “Voting Agreement”) and that certain Second Amended and Restated Investor Rights Agreement dated as of April 16, 2004 by and between the Company and the parties thereto, as amended, (the “Investor Rights Agreement”) in substantially the form attached hereto as Exhibit B and (iii) such other documents as the Company or Selling Stockholders may reasonably request. Each Selling Stockholder will provide their wire transfer instructions in writing to the Buyer at least 24 hours before the Closing.

(c)              The Company, upon delivery by the Buyer to the Company of the items referenced in (b), shall promptly, and without further requirements on the Buyers, the Selling Stockholders or otherwise, issue to the Buyers certificates representing the Preferred Shares in the name of Buyer and in the amounts set forth opposite its name on Schedule II attached hereto.

(d)              The Company and the Buyer shall enter into a Board Observer Rights Agreement in the form attached hereto as Exhibit C.

(e)              The Buyer shall enter into a Lock-Up Agreement in the form attached hereto as Exhibit D with the managing underwriters of the Company’s proposed initial public offering (the “Underwriters”).

(f)              The Underwriters shall release the Selling Shareholders from lock-up agreements previously executed by them, to the extent required for the sale of the Preferred Shares hereunder.

(g)              The Buyer shall pay the expenses set forth in Section 5.10 hereof.

1.03               Closing Time. Theinitial purchase and sale of the Preferred Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on June 29, 2007, or at such other time and place as the Company, the Selling Stockholders and Buyer mutually agree upon, orally or in writing. In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

OF THE SELLING STOCKHOLDERS

Each Selling Stockholder, severally and not jointly, represents and warrants to the Buyer and the Company that the statements contained in this Article II as to itself are correct and complete as of the date of this Agreement.

2.01              Title to and Validity of Shares. The Selling Stockholder has good and valid title to and has the power to sell the Preferred Shares, free and clear of any lien, pledge, security interest, options, charges, encumbrances or other claim or defect of title whatsoever (collectively, “Liens”) and, upon purchase and payment therefor and delivery to the Buyer thereof in accordance with the terms of this Agreement, the Buyer will obtain good and valid title to such Preferred Shares free and clear of any Lien or adverse claim other than any Liens contained in agreements between the Company and the Selling Shareholders entered into in connection with the purchase of the Preferred Shares .

2.02               Organization; Authority; Binding Agreement. The Selling Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Selling Stockholder has the legal power, right and authority to enter into and perform this Agreement, and to perform its obligations hereunder. The Selling Stockholder has received all authorizations and approvals required by law and under its charter and by-laws or other organizational documents to enter into this Agreement and to sell, transfer and deliver all of the Preferred Shares being sold by such Selling Stockholder hereunder and to comply with its other obligations hereunder. This Agreement has been duly executed and delivered and constitutes a valid, legal binding and enforceable agreement of such Selling Stockholder.

2.03               No Conflicts; No Further Consents, etc. Neither the execution, delivery and performance by the Selling Stockholder of this Agreement nor the consummation by such Selling Stockholder of the transactions contemplated hereby conflicts with such Selling Stockholder’s organizational documents, or any instrument, agreement, governmental authorization, or order to which the Preferred Shares are subject or by which such Selling Stockholder is a party or is bound [lockup waiver]. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Stockholders of the transactions contemplated by this Agreement. No consent, approval or waiver is required under any instrument or agreement to which the Preferred Shares are subject or by which such Selling Stockholder is a party or is bound in connection with the consummation by the Selling Stockholder of the transactions contemplated by this Agreement. The Selling Stockholder has complied with, or conformed to, in all respects, the provisions of each instrument or agreement to which the Preferred Shares are subject or by which such Selling Stockholder is a party or is bound, in connection with the consummation of the transactions contemplated by this Agreement.[lockup waiver]

2.04               Release. There are no representations, warranties, agreements or undertakings of the Buyer with respect to the transactions contemplated by this Agreement other than those set forth in this Agreement. The Selling Stockholder acknowledges that it has performed its own analysis of the price at which it would agree to sell the Preferred Shares being sold by such Selling Stockholder and that the Company could effect at any time an initial public offering or sale which generates liquidity for its stockholders at valuations on a per share basis far in excess of the Original Per Share Purchase Price. Such Selling Stockholder hereby and forever fully releases and discharges the Buyer, the Company and its respective directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and assigns (collectively, the “Buyer Released Parties” and the “Company Released Parties,” respectively) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, whether asserted, unasserted, absolute, contingent, known or unknown, which such Selling Stockholder or its directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and/or assigns may have against the Buyer Released Parties or the Company Released Parties, or any of them, to the extent arising from the transactions contemplated by this Agreement, except for claims arising under, and subject to the limitations contained in, the express terms of this Agreement, including any inaccuracies in the representations and warranties of the Buyer set forth in this Agreement.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Selling Stockholders and the Company that the statements contained in this Article III are true and complete as of the date of this Agreement.

3.01               Organization; Authority; Binding Agreement. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Buyer has the legal power, right and authority to eater into and perform this Agreement, and to perform its obligations hereunder. Buyer has received all authorizations and approvals required by law and under its charter and by-laws or other organizational documents to enter into this Agreement and to purchase all of the Preferred Shares being acquired by Buyer hereunder and to comply with its other obligations hereunder. This Agreement has been duly executed and delivered and constitutes a valid, legal binding and enforceable agreement of Buyer.

3.02               No Conflicts; No Further Consent, etc. Neither the execution, delivery and performance by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby conflicts with Buyer’s organizational documents, or any governmental authorization or order by which Buyer is a party or is bound. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by Buyer of the transactions contemplated by this Agreement.

3.03               Purchasing for Own Account. Buyer is acquiring the Preferred Shares being purchased by Buyer for investment purposes only and is not acquiring the Preferred Shares being purchased by Buyer with a view to, or for sale in connection with, the distribution of the Preferred Shares being purchased by Buyer within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

3.04               Accredited Investor. Buyer is an accredited investor as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has reasonable access to, and has had sufficient opportunity to carefully review and analyze, all material information about the Company’s business, financial condition, operations and value that Buyer believes to be relevant to its purchase of the Preferred Shares. Buyer is sophisticated and experienced in evaluating the merits and risks involving an investment in the Company’s securities and the particulars of the purchase of the Preferred Shares. Buyer has the ability to bear the economic risks of its purchase of the Preferred Shares and has been able to obtain all information required in making an informed decision regarding its investment.

3.05               Release. There are no representations, warranties, agreements or undertakings of the Selling Stockholders with respect to the transactions contemplated by this Agreement other than those set forth in this Agreement. Buyer further represents and warrants that, in executing and delivering this Agreement, it has not relied on any statement or representation made by any legal counsel or investment advisor to or other agent of any Selling Stockholder. Buyer hereby and forever fully releases and discharges the Company Released Parties and the Selling Stockholders and their respective directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and assigns (collectively, the “Seller Released Parties”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, whether asserted, unasserted, absolute, contingent, known or unknown, which Buyer or its directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and/or assigns may have against the Seller Released Parties or the Company Released Parties, or any of them, to the extent arising from the transactions contemplated by this Agreement, except for claims arising under, and subject to the limitations contained in, the express terms of this Agreement, including any inaccuracies in the representations and warranties of the Selling Stockholders set forth in this Agreement.

3.06               Company Participation. Buyer acknowledges that (i) the offer and sale of the Preferred Shares have been made solely by the Selling Stockholders, and (ii) the Company is not participating in or recommending the sale and has made no representation or warranty (and has not authorized the Sellers to do so on behalf of the Company) regarding the Preferred Shares, or the business operations or future prospects of the Company.

ARTICLE IV - AGREEMENTS OF THE COMPANY,

SELLING STOCKHOLDERS AND THE BUYERS

4.01               Consent to Transaction; Transfer of Shares. The Company hereby irrevocably consents to the sale of the Preferred Shares as contemplated by this Agreement. The Company and each Selling Stockholder hereby irrevocably consents to the sale of the Preferred Shares as contemplated in this Agreement and, solely with respect to the sale of the Preferred Shares to Buyer, hereby waives any consents, notices or notice periods, rights of first offer, rights of first refusal and any other limitations upon the transfer of the Preferred Stock to Buyer contained in any agreement between the Company and any Selling Stockholder (other than this Agreement). Upon delivery to the Company of stock certificates representing the Preferred Shares duly enclosed or accompanied, by irrevocable stock transfer powers substantially in the form attached hereto as Exhibit A, the Company shall promptly, and without further requirements on the Buyer, the Selling Stockholders or otherwise, issue to the Buyer certificates representing the Preferred Shares in the name of Buyer and in the amounts set forth opposite its name on Schedule II attached hereto.

4.02	Change of Control Repurchase Right.

(a)               Grant. Buyer hereby unconditionally and irrevocably grants to the each Selling Stockholder the right to repurchase from Buyer all or a portion of the Seller Shares sold by such Selling Stockholder to Buyer pursuant to this Agreement, upon a Change of Control of

Buyer (as defined below) occurring at any time prior to the earlier of (i) December 31, 2010 or (ii) the consummation of the Company’s first underwritten public offering of its common stock (hereinafter, “Common Stock”) under the Securities Act (“IPO”) pursuant to provisions of this Section 4.02 (the “Change of Control Repurchase Right”).

(b)               Notice. The Buyer shall give notice of a Change of Control by mail, postage prepaid, to the Company and each Selling Stockholder as soon as is practicable prior to the closing of such Change of Control, but in any event no later than sixty (60) days prior to the closing date of the Change of Control (the “Change of Control Notice”). To exercise its Change of Control Repurchase Right under this Section 4.02, a Selling Stockholder must deliver to the Buyer and the Company written notice of its intention to exercise such repurchase right within thirty (30) days of receipt of the Change of Control Notice (the “Selling Stockholder Change of Control Repurchase Notice”).

(c)               Undersubscription. If options to repurchase the Seller Shares have been exercised by the Selling Stockholders with respect to some but not all of the Seller Shares by the end of the 30-day period specified in the last sentence of Section 4.02(b)) (the “Selling Stockholder Change of Control Notice Period”), then the Buyer shall, immediately after the expiration of the Selling Stockholder Change of Control Notice Period, send written notice (the “Change of Control Undersubscription Notice”) to the Company and those Selling Stockholders who fully exercised their Change of Control Repurchase Right within the Selling Stockholder Change of Control Notice Period (collectively, the “Change of Control Exercising Selling Stockholders”). Each Change of Control Exercising Selling Stockholder shall, subject to the provisions of this Section 4.02(c), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed Seller Shares. To exercise such option, a Change of Control Exercising Selling Stockholder must deliver to the Buyer and the Company written notice of its intention to exercise its option to purchase all or any portion of the Seller Shares not purchased pursuant to Section 4.02(b) within ten (10) days after the expiration of the Selling Stockholder Change of Control Notice Period (the “Change of Control Undersubscription Selling Stockholder Notice Period”) . In the event there are two or more such Change of Control Exercising Selling Stockholders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 4.02(a) shall be allocated to such Change of Control Exercising Selling Stockholders in manner mutually agreeable to such Change of Control Exercising Selling Stockholders. If the options to purchase the remaining shares are exercised in full by the Change of Control Exercising Selling Stockholders, the Buyer shall immediately notify all of the Change of Control Exercising Selling Stockholders and the Company of that fact.

(d)               Grant of Secondary Change of Control Repurchase Right to the Company. Buyer hereby unconditionally and irrevocably grants to the Company a secondary Change of Control Repurchase Right to purchase all or any portion of the Seller Shares not purchased by the Selling Stockholders pursuant their Change of Control Repurchase Right, as provided in Section 4.02(b) and Section 4.02(c) above. To exercise its Change of Control Repurchase Right under this Section 4.02, the Company must deliver written notice of its intention to exercise such repurchase right within ten (10) days of the expiration of the Change of Control Undersubscription Selling Stockholder Notice Period. If the option to purchase the remaining shares are exercised in full by the Company, the Company shall immediately notify all Buyer and the Change of Control Exercising Selling Stockholders of that fact.

(e)               Consideration; Closing. The closing of the repurchase and/or purchase of the Seller Shares by the Selling Stockholders and the Company, respectively, as the case may be, shall take place, and all payments from the Selling Stockholders and the Company, as applicable, shall have been delivered to the Buyer, immediately prior to, and contingent upon, the consummation of the Change of Control. The consideration to be paid for the Seller Shares shall be the Fair Market Value (as defined below) of the Seller Shares at the time of the Change of Control. Immediately prior to, and contingent upon, the consummation of such Change of Control, the Buyer shall promptly surrender to the Selling Stockholders and the Company, as applicable, free and clear of any liens or encumbrances, any certificates representing the Seller Shares being repurchased or purchased, together with a duly executed stock power for the transfer of such Seller Shares to the Selling Stockholders or the Company.

(f)	Definitions.

(i)               “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company.

(ii)               “Change of Control” means the consummation of (1) the dissolution or liquidation of the Buyer, (2) the sale of all or substantially all of the assets of the Buyer on a consolidated basis to an unrelated person or entity, (3) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Buyer’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (4) the sale of all or a majority of the Stock of the Buyer to an unrelated person or entity in a single transaction or a series of related transactions, or (5) any other transaction or series of related transactions in which the holders of the Buyer’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Buyer or a successor entity immediately upon completion of the transaction. Notwithstanding the foregoing, a transaction described in this paragraph shall constitute a Change of Control if, and only if the entity acquiring control of the Buyer as a result of the transaction is a Company Competitor (as defined below).

(iii)               “Company Competitor” means a business, firm or entity that (i) is, at the time of the Change of Control, listed in the KLAS Enterprises LLC vendor directory, found at http://www.healthcomputing.com/vendordirectory/ , (or any successor directory) as a vendor of software or services to the healthcare industry within one or more the following market segments: ambulatory billing and scheduling, ambulatory EMR, ambulatory specialty, claims management, outsourced billing and revenue cycle transformation; and (ii) had sales of such software or services in excess of $300,000,000 for the fiscal year ending immediately prior to the determination of whether such entity is a Company Competitor.

(iv)                Fair Market Value” shall be the fair market value thereof, as collectively determined in good faith by the Buyer, the Change of Control Exercising Selling Stockholders and/or the Company, as applicable. If such parties are unable to agree on the value of the Seller Shares, they shall collectively and unanimously select an independent nationally recognized investment banking firm (the “Appraiser”) to determine the Fair Market Value of the Seller Shares and the determination of such investment banking firm shall be binding upon the parties. In the event the parties are unable collectively and unanimously select an investment banking firm, each party shall each select its own nationally-recognized investment banking firm and such firms shall select a nationally-recognized investment banking firm to determine the value of the Seller Shares and the determination of this investment banking firm (the “Alternate Appraiser”) shall be binding upon the parties hereto. The Buyer, the Change of Control Exercising Selling Stockholders and/or the Company, as applicable, shall each bear their own costs and expenses with respect to the investment banking appraisal process described above; provided that, all fees incurred in connection with use of the Appraiser or the Alternate Appraiser in accordance with the foregoing, shall be evenly split among the Buyer, the Change of Control Exercising Selling Stockholders and/or the Company, as applicable. Notwithstanding anything to the contrary contained herein, the method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount from the market value as determined pursuant to clause (1) above so as to reflect the approximate fair market value thereof.

4.03.	Company’s Right of First Refusal.

(a)               Grant. Buyer hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Seller Shares that Buyer may propose to Transfer after December 31, 2010, at the same price and on the same terms and conditions as those offered to any person to whom Buyer proposes Transfer Seller Shares (the “Prospective Transferee”). Notwithstanding the foregoing, the Company’s Right of First Refusal in this Section 4.03 shall not apply to transfers made by Buyer pursuant to the repurchase rights set forth in Section 4.02 and shall terminate upon the consummation of the IPO.

(b)               Notice. Buyer must deliver a written notice to the Company not later than forty-five (45) days prior to the consummation of such proposed Transfer (the “Proposed Transfer Notice”). Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the proposed Transfer and the identity of the Prospective Transferee. To exercise its Right of First Refusal under this Section 4.03, the Company must deliver written notice to Buyer of the Company’s intention to exercise its Rights of First Refusal with respect to some or all of the Seller Shares (the “Company Right of First Refusal Notice”) within fifteen (15) days after delivery of the Proposed Transfer Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by Buyer with the Company that contains a preexisting right of first refusal, the Company and Buyer acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 4.03(a) and this Section 4.03 (b).

(c)               Consideration; Closing. If the consideration proposed to be paid for the Seller Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in accordance with the provisions of Section 4.02(f)(iii). If the Company cannot for any reason pay for the Seller Shares in the same form of non-cash consideration, the Company may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Right of Refusal Notice. The closing of the purchase of Seller Shares by the Company shall take place, and all payments from the Company shall have been delivered to Buyer, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the proposed Transfer and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice. If any proposed sale or transfer by the Buyer (or its Affiliate) is not consummated within 45 days after receipt by the Company of the initial notice thereof, the Buyer (or its Affiliate) may not sell or transfer any Seller Shares unless it complies in full with each provision of this Section 4.03. Any Seller Shares purchased by such proposed transferee shall be deemed held by an Affiliate of the Buyer and accordingly shall remain subject to the terms of this Agreement. Any Seller Shares not sold to the proposed transferee shall remain subject to this Agreement.

(d)              Termination. The covenants set forth in Section 4.03 shall terminate and be of no further force or effect immediately before the consummation of the IPO.

4.04.               Standstill. Buyer shall not purchase any securities of the Company prior to December 31, 2010, to the extent that after giving effect to such purchase, Buyer (together with such Buyer’s Affiliates, and any other person or entity acting as a group together with Buyer or any of such Buyer’s Affiliates), would beneficially own in excess of 14.99% of the number of shares of the Common Stock on an as-converted basis outstanding immediately after giving effect to such purchase. For purposes of this Section 4.04, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. For purposes of this Section 4.04, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Buyer, the Company shall within three trading days confirm orally and in writing to Buyer the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, by Buyer or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. This Section 4.04 shall terminate and be of no further force and effect immediately upon the earlier of (i) January 1, 2011, (ii) the first public announcement by an unaffiliated third party of the Buyer (or group of such parties constituting a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934) of its intention to purchase a majority of the Capital Stock of the Company, or (iii) an unaffiliated third party of the Buyer (or group of such parties constituting a “group” for purposes of Section 13(d)(3) of the Securities

Exchange Act of 1934) acquiring more than 14.99% of the outstanding Capital Stock of the Company.

4.05.               Prohibited Stock Purchase Offer. Prior to the IPO, Buyer shall not offer to purchase shares of the company’s Capital Stock from any stockholder without the prior written consent of the Company’s Board of Directors.

4.06.               Lock Up. Buyer hereby agrees that upon the request of the Company in connection with a proposed initial public offering of the Company’s stock, it will execute and deliver to the managing underwriters of such initial public offering a lock-up agreement substantially in the form of Exhibit D attached hereto.

4.07.               Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of Buyer (and transferees and assignees thereof) until the end of such restricted period.

4.08               Conversion of Preferred Stock. In the event of the Company’s IPO (as defined above), the Buyer shall voluntarily convert (or if requested by the Company consent to having such shares automatically convert) into shares of the Company’s Common Stock, in any such case, effective as of the closing of the IPO and as further provided in the Company’s certificate of incorporation, provided that any such conversion or vote may be contingent upon the conversion of all other shares of the Company’s Preferred Stock into shares of Common Stock.

ARTICLE V - MISCELLANEOUS

5.01.               Notices. All notices and other communications to any party hereunder shall be in writing and shall be given at the address listed below such party’s name on the signature page hereto.

5.02.               No Waivers. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.03.               Governing Law; Venue. This Agreement shall be construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of law provisions.

5.04.               Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

5.05.               Entire Agreement. This Agreement constitutes the entire agreement between the Seller and the Buyer with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between any of such parties with respect to the subject matter hereof. And other agreements delivered pursuant.

5.06.               Successors and Assigns; Third Parties. No party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and there respective successors and permitted assigns. Subject to the immediately preceding sentence and except as provided in Section 4.07, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

5.07.               Legend. Each certificate representing shares of Transfer Stock held by Buyer or issued to any permitted transferee in connection with a transfer permitted by Section 4.03 hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN STOCK PURCHASE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Buyer agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 5.07 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5.08.               Amendments; Waivers. This Agreement may be modified or amended only by a written agreement signed by all parties. Provisions hereof may be waived by a party hereto only by an instrument signed by such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of such party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

5.09.               Survival of Representations and Warranties. All representations and warranties shall survive the Closing and remain in full force and effect indefinitely.

5.10.               Expenses. The Buyer agrees to pay on demand (i) amounts owed to Goldman, Sachs & Co. as advisor to the Company in connection with this transaction, up to a maximum of $562,000 and (ii) a maximum of $30,000 of the other reasonable costs and expenses of the

Company and the Selling Stockholders, including reasonable legal fees and expenses, in connection with the preparation, execution and delivery of this Agreement, and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby. In connection with such payment, the Company shall provide to the Buyer, on request, detailed invoices setting forth the fees and expenses so incurred. For the avoidance of doubt, such fees and expenses shall not include any fees or expenses incurred by the Company in connection with the preparation or negotiation of the Marketing and Sales Agreement between the Buyer and the Company.

5.11.               Further Assurances. From and after the date of this Agreement, upon the request of any Buyer or the Company, the Company, the Seller, and the Buyers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm, carry out and to effectuate fully the intent and purposes of this Agreement, the transactions contemplated in this Agreement and the sale and purchase of the Shares.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY

ATHENAHEALTH, INC.

By:_______________________

Name:

Title:

BUYER

PSS WORLD MEDICAL, INC.

By:_______________________

Name:

Title:

[Signature Page to Stock Purchase Agreement]

SELLING STOCKHOLDERS

Cardinal Health Partners, L.P.

By: Cardinal Health Partners Management, LLC, its sole General Partner

By: ____________________

Name: Brandon H. Hull

Title: Managing Member

CHP II, L.P.

By: CHP II Management, LLC, its sole General Partner

By:_____________________

Name: Brandon H. Hull

Title: Managing Member

[Signature Page to Stock Purchase Agreement]

OAK INVESTMENT PARTNERS IX, L.P.

By: Oak Associates IX, L.L.C.

Its: General Partner

____________________________________

By:

Its:

OAK IX AFFILIATES FUND, L.P.

By: Oak IX Affiliates, L.L.C.

Its: General Partner

____________________________________

By:

Its:

OAK IX AFFILIATES FUND – A, L.P.

By: Oak IX Affiliates, L.L.C.

Its: General Partner

____________________________________

By:

Its:

[Signature Page to Stock Purchase Agreement]

Granite Global Ventures (Q.P.) L.P.

By Granite Global Ventures L.L.C., its General Partner

By: ____________________________

Name:

Managing Director

Granite Global Ventures L.P.

By Granite Global Ventures L.L.C., its General Partner

By: ____________________________

Name:

Managing Director

[Signature Page to Stock Purchase Agreement]

VENROCK ASSOCIATES

By:  its General Partner

VENROCK ASSOCIATES II, L.P.

By:  its General Partner

VENROCK ENTREPRENEURS FUND, L.P.

By:  its General Partner, Venrock Management, LLC

By: _________________________________

Bryan E. Roberts

General Partner or Member

[Signature Page to Stock Purchase Agreement]